PLEDGE AND SECURITY AGREEMENT

THIS PLEDGE AND SECURITY AGREEMENT (this “Security Agreement”), dated as of February 24, 2012, is made by and between Biozone Pharmaceuticals, Inc., a Nevada corporation (the “Grantor”), and OPKO Health, Inc., as collateral agent (the “Collateral Agent”) on behalf of and for the benefit of the Purchasers as defined in one or more certain Securities Purchase Agreements with the Grantor, dated as of the date hereof (the “Purchase Agreement”) and the Purchasers, together with the Collateral Agent, are collectively referred to herein as the “Secured Parties”).

WHEREAS, pursuant to the Purchase Agreement, the Grantor agreed to sell and issue to the Purchasers, and the Purchasers agreed to purchase, secured convertible promissory notes (the “Notes”) and certain other securities;

WHEREAS, it is a condition precedent to the issuance of the Notes and such other securities that the Grantor and the Collateral Agent, for the benefit of the Purchasers, enter into this Security Agreement, pursuant to which the Grantor will grant to the Secured Parties a first priority security interest in all of the assets of the Grantor, including the pledge by the Grantor to the Secured Parties of its interests in the Pledged Equity, in order to secure the obligations of the Grantor under the Notes; and

WHEREAS, the Purchasers have appointed OPKO Health, Inc. as Collateral Agent under the terms of the Purchase Agreement.

In consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor, the Collateral Agent and the Purchasers hereby agree as follows:

SECTION 1.                                Grant of Security Interest.   As collateral security for the payment and performance when due of the Obligations (defined below), Grantor hereby collaterally assigns, mortgages, and pledges to the Secured Parties, and hereby grants to the Secured Parties a first priority security interest in all of Grantor’s right, title and interest in, to and under the Collateral (defined below). Grantor agrees that this Security Agreement shall create a first priority continuing security interest in the Collateral which shall remain in effect until the payment and performance in full of all of the Obligations.

SECTION 2.                                Collateral Agent’s Rights and Obligations.   Grantor shall remain liable under all accounts, accounts receivable, instruments and documents and general intangibles.  The Collateral Agent shall not have any obligation or liability under any accounts, accounts receivable, instruments and documents or general intangibles by reason of this Security Agreement or the exercise of Collateral Agent’s rights and remedies hereunder, nor shall the Collateral Agent be required to perform Grantor’s obligations pursuant thereto.  At any time, the Collateral Agent shall have the right to verify accounts receivable constituting a portion of the Collateral and Grantor agrees to cooperate with the Collateral Agent in arranging for such verification.  After the occurrence of an Event of Default (defined below), the Collateral Agent may notify account debtors that the accounts receivable have been assigned to the Collateral Agent and that payments may be made directly to the Collateral Agent or as otherwise directed by the Collateral Agent.  At the request of the Collateral Agent at any time after the occurrence of an Event of Default, the Grantor will so notify such account debtors.  Notwithstanding any such action, the Collateral Agent shall have no obligation to inquire as to the sufficiency of any payment received by it on account of any of Grantor’s accounts receivable or to take any action to collect or enforce the payment of any account receivable.

SECTION 3.                                Definitions; Interpretation.

(a)           As used in this Security Agreement, the following terms shall have the following meanings:

“Collateral” means all assets, including without limitations, as described on Exhibit A attached hereto, except to the extent any such property (i) is non-assignable by its terms without the consent of the licensor thereof or another party, (ii) the granting of a security interest therein is contrary to applicable law, or (iii) that is now or hereafter subject to a lien within the meaning of subsection (vii) of the definition of “Permitted Liens” in this Section 4.

“Copyrights” means any and all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held.

“Event of Default” has the meaning set forth in the Purchase Agreement.

“Intellectual Property” means all of Grantor’s right, title, and interest in and to the following, including such intellectual property owned on the date hereof and set forth on Schedule 1 annexed hereto, except to the extent any security interest hereunder would cause any application for a Trademark to be deemed invalidated, canceled or abandoned due to the grant and/or enforcement of such security interest, including, without limitation, all U.S. trademark applications that are based on an intent-to-use, unless and until such time that the grant and/or enforcement of the security interest will not affect the status or validity of such trademark:

           (a)           Copyrights, Trademarks and Patents;

           (b)           and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held;

           (c)           and all design rights which may be available to Grantor now or hereafter existing, created, acquired or held;

           (d)           and all claims for damages by way of past, present and future infringement of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;

           (e)           licenses or other rights to use any of the Copyrights, Patents or Trademarks, and all license fees and royalties arising from such use to the extent permitted by such license or rights;

           (f)           amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents; and

           (g)           proceeds and products of the foregoing, including without limitation all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.

“Lien” means any mortgage, deed of trust, pledge, security interest, assignment, deposit arrangement, charge or encumbrance, lien, or other type of preferential arrangement.

“Obligations” means all obligations and liabilities of every nature of Grantor now or hereafter existing under or arising out of or in connection with the Notes, the Purchase Agreement, the Pledge and Security Agreement and all other documents, instruments or certificates required to be delivered by Grantor at or prior to the Closing pursuant to the Purchase Agreement (collectively, the “Purchase Documents”); together with all extensions or renewals thereof, whether for principal, interest, fees, expenses, indemnities or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owned with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from the Secured Parties as a preference, fraudulent transfer or otherwise, and all obligations of every nature of Grantor now or hereafter existing under this Security Agreement (including, without limitation, interest and other amounts that, but for the filing of a petition in bankruptcy with respect to Grantor, would accrue on such obligations, whether or not a claim is allowed against Grantor for such amounts in the related bankruptcy proceeding).

“Patents” means all patents, patent applications and like protections, including, without limitation, improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

“Permitted Liens” mean: (i) Liens in favor of the Secured Parties in respect of the Obligations hereunder; (ii) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings and which are adequately reserved for in accordance with U.S. GAAP; (iii) Liens of materialmen, mechanics, warehousemen, carriers or employees or other like Liens arising in the ordinary course of business and securing obligations either not delinquent or being contested in good faith by appropriate proceedings; (iv) Liens consisting of deposits or pledges to secure the payment of worker’s compensation, unemployment insurance or other social security benefits or obligations, or to secure the performance of bids, trade contracts, leases, public or statutory obligations, surety or appeal bonds or other obligations of a like nature incurred in the ordinary course of business; (v) easements, rights of way, servitudes or zoning or building restrictions and other minor encumbrances on real property and irregularities in the title to such property which do not in the aggregate materially impair the use or value of such property or risk the loss or forfeiture of title thereto; (vi) Liens upon or in any equipment now or hereafter acquired or held by the Grantor to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing or refinancing the acquisition of such equipment, provided that the Lien is confined solely to the equipment so acquired and accessions thereon and proceeds thereof; (vii) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (i) and (ii) and (vi) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase other than for accrued interest and premium on the amount of principal being extended, refinanced or renewed.

“Person” means an individual, corporation, partnership, joint venture, trust, unincorporated organization, governmental agency or authority, or any other entity of whatever nature.

“Pledged Equity” means all shares of stock, partnership interests, limited liability company interests and all other equity interests in a Person, whether such stock or interests are classified as Investment Property or General Intangibles under the UCC now or hereafter owned by Grantor, including all securities convertible into, and rights, warrants, options and other rights to purchase or otherwise acquire, any of the foregoing, including those owned on the date hereof and set forth on Schedule 2 annexed hereto, the certificates or other instruments representing any of the foregoing and any interest of Grantor in the entries on the books of any securities intermediary pertaining thereto and all distributions, dividends and other property received, receivable or otherwise distributed in respect of or exchanged therefor.

 “Purchase Documents” means this Security Agreement, the Purchase Agreement, and the Note, each as amended, modified, renewed, extended or replaced from time to time.

“Secured Parties” means the Collateral Agent and all Purchasers.

“Trademarks” means any trademark and service mark rights, whether registered or not, applications to register and registrations of the same and like protections, and the parts of the goodwill of the business connected with the use of and symbolized by such marks.

“UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of Nevada.

(b)           Where applicable and except as otherwise defined herein, terms used in this Security Agreement shall have the meanings assigned to them in the UCC.  Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Purchase Agreement or if not defined there in the Note.

(c)           In this Security Agreement, (i) the meaning of defined terms shall be equally applicable to both the singular and plural forms of the terms defined; (ii) the captions and headings are for convenience of reference only and shall not affect the construction of this Security Agreement; (iii) the words “hereof,” “herein,” “hereto,” “hereunder” and the like mean and refer to this Security Agreement as a whole and not merely to the specific Article, Section, subsection, paragraph or clause in which the respective word appears; (iv) the words “including,” “includes” and “include” shall be deemed to be followed by the words “without limitation;” and (v) the term “or” shall not be limiting.

SECTION 4.                                First Priority Security Interest.

(a)           Subject to Permitted Liens, as security for the payment and performance of the Obligations, the Grantor hereby pledges, assigns and grants to the Secured Parties, a first priority security interest in all of the Grantor’s right, title and interest in, to and under all of the Collateral that shall remain in effect until terminated in accordance with Section 19 hereof.

SECTION 5.                                Financing Statements, Etc.  Grantor shall file within two (2) business days of the date hereof such financing statement in a form reasonably acceptable to Collateral Agent, as is necessary to perfect and maintain the priority of the security interest of the Secured Parties in the Collateral.  The Grantor shall also file from time to time thereafter, all such financing statements, financing statement assignments, continuation financing statements, and UCC filings, in form reasonably satisfactory to the Collateral Agent, and Grantor shall execute and deliver and shall take all other action, as the Collateral Agent may reasonably request, to perfect and continue perfected, maintain the priority of or provide notice of the security interest of the Secured Parties in the Collateral (subject to the terms hereof) and to accomplish the purposes of this Security Agreement.  Without limiting the generality of the foregoing, the Grantor ratifies and authorizes the filing by the Collateral Agent of any financing statements filed prior to the date hereof that accomplish the purposes of this Security Agreement.

SECTION 6.                                Representations and Warranties.  The Grantor represents and warrants to the Collateral Agent that:

(a)           Grantor’s full legal name, as it appears in official filings in the State of Nevada, is Biozone Pharmaceuticals, Inc.  Grantor is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada and has all requisite power and authority to execute, deliver and perform its obligations under this Security Agreement..

(b)           The execution, delivery and performance by the Grantor of this Security Agreement has been duly authorized by all necessary corporate action of the Grantor, and this Security Agreement constitutes the legal, valid and binding obligation of the Grantor, enforceable against the Grantor in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws of general application affecting enforcement of creditors’ rights generally, as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(c)           Except for the filing of appropriate financing statements, no authorization, consent, approval, license, exemption of, or filing or registration with, any governmental authority or agency, or approval or consent of any other Person, is required for the due execution, delivery or performance by the Grantor of this Security Agreement unless the same has already been obtained or is being obtained simultaneously in connection herewith.

(d)           This Security Agreement creates a first priority security interest that is enforceable against the Collateral and will create a first priority security interest that is enforceable against the Collateral in which the Grantor hereafter acquires rights at the time the Grantor acquires any such rights.

(e)           The Grantor has the right and power to grant the pledge and security interests in the Collateral to the Secured Parties in the Collateral, and the Grantor is the sole and complete owner of the Collateral, free from any Lien other than the liens and security interests in favor of the Secured Parties, and the other Permitted Liens.

(f)           Grantor acknowledges and agrees that the Lien that secures the Obligations (A) is separate and distinct from any and all other Liens on the Collateral, (B) is enforceable without regard to whether or not any other Lien shall be or become void, voidable or unenforceable or the indebtedness, obligations or liabilities secured by any such other Lien shall be discharged, whether by payment, performance, avoidance or otherwise, and (C) shall not merge with or be impaired by any other Lien.

(g)           A true and complete list of all Intellectual Property owned by Grantor, in whole or in part; is set forth on Schedule 1 attached hereto.

(h)           Schedule 2 attached hereto sets forth all of the Pledged Equity owned by the Grantor, and the percentage ownership in each issuer thereof.

SECTION 7.                                Covenants of the Grantor.  Until this Security Agreement has terminated in accordance with Section 19 hereof, the Grantor agrees to do the following:

(a)           The Grantor shall give prior written notice to the Collateral Agent (and in any event not later than thirty (30) days prior to any change described below in this subsection) of: (i) any change in the Grantor’s name; (ii) any changes in the Grantor’s identity or structure in any manner which might make any financing statement filed hereunder incorrect or misleading; or (iii) any change in jurisdiction of organization; provided that the Grantor shall not locate any Collateral outside of the United States nor shall the Grantor change its jurisdiction of organization to a jurisdiction outside of the United States.

(b)           The Grantor shall continue to operate its business in the ordinary course in accordance with all applicable law and shall not surrender or lose possession of (other than to the Secured Parties), sell, lease, rent or otherwise dispose of or transfer any of the Collateral or any right or interest therein, except in the ordinary course of business consistent with past practice and except to the extent of equipment that is obsolete or no longer useful to its business.

(c)           The Grantor shall keep the Collateral free of all Liens except the liens and security interests in favor of the Secured Parties and the other Permitted Liens.

(d)           The Grantor shall protect, defend and maintain the validity and enforceability of its material Intellectual Property; (ii) promptly advise Collateral Agent in writing of material infringements of its Intellectual Property; and (iii) not allow any Intellectual Property material to Grantor’s business to be abandoned, forfeited or dedicated to the public without Collateral Agent’s written consent.

(e)           So long as no Event of Default shall have occurred and be continuing, the Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Equity or any part thereof for any purpose not inconsistent with the terms or purpose of this Security Agreement.

(f)           Grantor shall not use or permit Collateral to be used in violation of any applicable law, rule or regulation or in violation of any policy of insurance covering the Collateral.

(g)           Grantor shall maintain such insurance with respect to liabilities, losses or damage in respect of the assets and properties of Grantor as may customarily be carried or maintained under similar circumstances by corporations of established reputation engaged in similar businesses in such amounts, with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for corporations similarly situated in the industry.

(h)           Grantor shall deliver any and all originals of Collateral consisting of certificates or Instruments to Collateral Agent, accompanied by Grantor’s endorsement, where necessary of transfer or assignments in blank, in form and substance satisfactory to Collateral Agent.

(i)           Grantor shall pay promptly when due all property and other taxes, assessments and government charges or levies imposed upon, and all claims (including claims for labor, services, materials and supplies) against, the Collateral except to the extent the validity thereof is being contested in good faith.

SECTION 8.                                Authorization; Collateral Agent Appointed Attorney-in-Fact. The Collateral Agent shall have the right, to, in the name of the Grantor, or in the name of the Secured Parties, upon notice to, but without the requirement of assent by the Grantor, and the Grantor hereby constitutes and appoints the Collateral Agent  (and any employees or agents designated by the Collateral Agent) as the Grantor’s true and lawful attorney-in-fact, with full power and authority to (a) upon and during the continuance of an Event of Default: (i) assert, adjust, sue for, compromise or release any claims under any policies of insurance; and (ii) execute any and all such other documents and instruments, and do any and all acts and things for and on behalf of the Grantor, that such Collateral Agent may deem necessary or advisable to maintain, protect, realize upon and preserve the Collateral and the Secured Parties’ security interests therein and to accomplish the purposes of this Security Agreement and (b) to pay or discharge taxes or Liens (other than Liens permitted under this Security Agreement or the Purchase Documents) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by Collateral Agent in its sole discretion, any such payments made by Collateral Agent to become obligations of Grantor to Collateral Agent, due and payable immediately without demand.  The foregoing power of attorney is coupled with an interest and is irrevocable so long as the Obligations have not been indefeasibly paid and performed in full and the commitments not terminated.  The Grantor hereby ratifies, to the extent permitted by law, all that the Collateral Agent shall lawfully and in good faith do or cause to be done by virtue of and in compliance with this Section 8.

SECTION 9.                                Remedies.

(a)           Upon the occurrence and during the continuance of an Event of Default (as defined in the Purchase Agreement), the Collateral Agent as agent for the Secured Parties shall have, in addition to all other rights and remedies granted to the Secured Parties in this Security Agreement, and all other Purchase Documents, all rights and remedies of a Collateral Agent under the UCC and other applicable laws. Without limiting the generality of the foregoing, upon the occurrence and during the continuance of an Event of Default, the Collateral Agent, upon the election of the holders of the majority-in-interest of the Notes, may sell, resell, lease, use, assign, license, sublicense, transfer or otherwise dispose of any or all of the Collateral in its then condition or following any commercially reasonable preparation or processing (utilizing in connection therewith any of Grantor’s assets, without charge or liability to the Secured Parties therefor) at public or private sale, by one or more contracts, in one or more parcels, at the same or different times, for cash or credit, or for future delivery without assumption of any credit risk, all as the Collateral Agent deems advisable; provided, however, that the Grantor shall be credited with the net proceeds of sale only when such proceeds are finally collected by the Secured Parties.  The Collateral Agent, upon the election of the majority-in-interest of the Notes, shall have the right upon any such public sale, and, to the extent permitted by law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption, which right or equity of redemption the Grantor hereby releases, to the extent permitted by law.  The Grantor hereby agrees that the sending of notice by ordinary mail, postage prepaid, to the address of the Grantor set forth herein or subsequent address that the Grantor provides to the Collateral Agent in writing, of the place and time of any public sale or of the time after which any private sale or other intended disposition is to be made, shall be deemed reasonable notice thereof if such notice is sent five (5) business days prior to the date of such sale or other disposition or the date on or after which such sale or other disposition may occur.  Grantor hereby agrees that it will at its expense and upon request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place to be designated by the Collateral Agent that is reasonably convenient to both parties.  Upon the occurrence and during the continuance of an Event of Default, Collateral Agent may (i) enter onto the property where any Collateral is located and take possession thereof with or without judicial process, (ii) prior to the disposition of the Collateral, store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent Collateral Agent deems appropriate, (iii) take possession of Grantor’s premises or place custodians in exclusive control thereof, remain on such premises and use the same and any of Grantor’s equipment for the purpose of completing any work in process, taking any actions described in the preceding clause, and (iv) collecting any Obligation.

(b)           The cash proceeds actually received from the sale or other disposition or collection of the Collateral, and any other amounts received in respect of the Collateral the application of which is not otherwise provided for herein shall be applied first, to the payment of the costs and expenses of the Secured Parties in exercising or enforcing its rights hereunder and in collecting or attempting to collect any of the Collateral, and to the payment of all other amounts payable to the Secured Parties pursuant to Section 13 hereof; and second, to the payment of the Obligations.  Any surplus thereof that exists after payment and performance in full of the Obligations shall be promptly paid over to the Grantor or otherwise disposed of in accordance with the UCC or other applicable law.  The Grantor shall remain liable to the Secured Parties for any deficiency that exists after any sale or other disposition or collection of the Collateral and Grantor shall be liable for the reasonable fees of any attorneys employed by the Secured Parties to collect such deficiency.

(c)           Grantor recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, the Secured Parties  may be compelled, with respect to any sale of all or any part of the Pledged Equity conducted without prior registration or qualification of such Pledged Equity under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Pledged Equity for their own respective accounts, for investment and not with a view to the distribution or resale thereof.  Grantor acknowledges that any such private placement may be at prices and on terms less favorable than those obtainable through a sale without such restrictions (including an offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances, Grantor agrees that any such private placement shall not be deemed, in and of itself, to be commercially unreasonable and that the Secured Parties shall have no obligation to delay the sale of any Pledged Equity for the period of time necessary to permit the issuer thereof to register it for a form of sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would, or should, agree to so register it.  If the Secured Parties determine to exercise their right to sell any or all of the Pledged Equity, upon written request, Grantor shall and shall cause each issuer of any Pledged Equity to be sold hereunder from time to time to furnish to the Collateral Agent all such information as the Collateral Agent may request in order to determine the amount of Pledged Equity which may be sold by the Secured Parties in exempt transactions under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

(d)           Upon the occurrence and during the continuation of an Event of Default, (x) upon written notice from Collateral Agent to Grantor, all rights of Grantor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant hereto shall cease, and all such rights shall thereupon become vested in the Collateral Agent who shall thereupon have the sole right to exercise such voting and other consensual rights; (y) except as otherwise specified in the Purchase Documents, all rights of Grantor to receive the dividends, other distributions, principal and interest payments which it would otherwise be authorized to receive and retain pursuant hereto shall cease, and all such rights shall thereupon become vested in the Collateral Agent who shall thereupon have the sole right to receive and hold as Collateral such dividends, other distributions, principal and interest payments; and (z) all dividends, principal, interest payments and other distributions which are received by Grantor contrary to the provisions of clause (y) above shall be received in trust for the benefit of the Secured Parties, shall be segregated from other funds of Grantor and shall forthwith be paid over to the Collateral Agent as Collateral in the same form as so received (with any necessary endorsements).

(e)           In order to permit Secured Parties to exercise the voting and other consensual rights which they may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which they may be entitled to receive hereunder, (I) Grantor shall promptly execute and deliver (or cause to be executed and delivered) to Collateral Agent all such proxies, dividend payment orders and other instruments as Collateral Agent may from time to time reasonably request, and (II) without limiting the effect of clause (I) above, Grantor hereby grants to Collateral Agent an irrevocable proxy to vote the Pledged Equity and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Equity would be entitled (including giving or withholding written consents of holders of equity interests, calling special meetings of holders of equity interests and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Equity on the record books of the issuer thereof) by any other Person (including the issuer of the Pledged Equity or any officer or agent thereof), upon the occurrence of an Event of Default and which proxy shall only terminate upon the payment in full of the Obligations, the cure of such Event of Default or waiver thereof as evidenced by a writing executed by Collateral Agent.

(f)           Anything contained herein to the contrary notwithstanding, upon the occurrence and during the continuation of an Event of Default, (i) the Secured Parties shall have the right (but not the obligation) to bring suit, in the name of Grantor, the Secured Parties or otherwise, to enforce any Collateral constituting Intellectual Property, in which event Grantor shall, at the request of the Collateral Agent, do any and all lawful acts and execute any and all documents required by the Collateral Agent in aid of such enforcement and Grantor shall promptly, upon demand, reimburse and indemnify the Secured Parties as provided in Section 13 hereof, in connection with the exercise of its rights under this Section, and, to the extent that the Collateral Agent shall elect not to bring suit to enforce any Collateral constituting Intellectual Property as provided in this Section, Grantor agrees to use all reasonable measures, whether by action, suit, proceeding or otherwise, to prevent the infringement of any of the Collateral constituting Intellectual Property by others and for that purpose agrees to use its commercially reasonable judgment in maintaining any action, suit or proceeding against any Person so infringing reasonably necessary to prevent such infringement; (ii) upon written demand from the Collateral Agent, Grantor shall execute and deliver to Collateral Agent an assignment or assignments of the Collateral constituting Intellectual Property and such other documents as are necessary or appropriate to carry out the intent and purposes of this Security Agreement; and (iii) Grantor agrees that such an assignment and/or recording shall be applied to reduce the Obligations outstanding only to the extent that the Secured Parties receive cash proceeds in respect of the sale of, or other realization upon, the Collateral constituting Intellectual Property.

(g)           In addition to, and not by way of limitation of, the granting of a security interest in the Collateral pursuant hereto, Grantor, effective upon the occurrence and during the continuation of an Event of Default, hereby assigns, transfers and conveys to the Secured Parties the nonexclusive right and license to use all Trademarks, Copyrights, Patents or technical processes owned or used by Grantor that relate to the Collateral, together with any goodwill associated therewith, all to the extent necessary to enable the Secured Parties to realize on the Collateral in accordance with this Security Agreement and to enable any transferee or assignee of the Collateral to enjoy the benefits of the Collateral.  This right shall inure to the benefit of all successors, assigns and transferees of the Secured Parties and their successors, assigns and transferees, whether by voluntary conveyance, operation of law, assignment, transfer, foreclosure, deed in lieu of foreclosure or otherwise.  Such right and license shall be granted free of charge, without requirement that any monetary payment whatsoever be made to Grantor.

SECTION 10.                                Secured Parties’ Rights; Certain Waivers.  The Grantor waives, to the fullest extent permitted by law:  (i) any right of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling of the Collateral or other collateral or security for the Obligations; (ii) any right to require the Secured Parties to:  (A) proceed against any Person, (B) exhaust any other collateral or security for any of the Obligations, (C) pursue any remedy in the Secured Parties power or (D) except as provided herein or in the Note, make or give any presentments, demands for performance, notices of nonperformance, protests, notices of protests or notices of dishonor in connection with any of the Collateral; and (iii) all claims, damages and demands against the Secured Parties arising out of the repossession, retention, sale or application of the proceeds of any sale of the Collateral.

SECTION 11.                                Notices.  All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing, and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made: (i) if delivered by hand, when received,  (ii) if sent by a nationally recognized courier service, one business day after delivery to such courier service, (iii) if transmitted by facsimile or e-mail, at the time such transmission is confirmed to the sender, (iv) if sent by certified mail, four business days after delivery to the postal system, in each case addressed as follows in the case of the Company and the Collateral Agent or to such other address as may be hereafter notified by the respective parties hereto:

If to Grantor:

Biozone Pharmaceuticals, Inc.
550 Sylvan Avenue
Suite 101
Englewood Cliffs, NJ 07632
(201) 608-5101Attention of Elliott Maza, CEO
Fax:  (___) ___-____

With a copy (which shall not constitute notice) to:

Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Attention of Harvey Kesner, Esq.
Tel:  (212) 930-9700
Fax:  (212) 930-9725

If to the Collateral Agent:

OPKO Health, Inc.
4400 Biscayne Blvd.
Miami, FL 33137
Attention of Steven Rubin, Esq.
Tel: (305) 575-4138
Fax:  (305) 575-6444

With a copy (which shall not constitute notice) to:

OPKO Health, Inc.
4400 Biscayne Blvd.
Miami, FL 33137
Attn: Legal Department
Fax:  (305) 575-4140

SECTION 12.                                No Waiver; Cumulative Remedies.  No failure on the part of the Collateral Agent to exercise, and no delay in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights and remedies under this Security Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to the Secured Parties.

SECTION 13.                                Costs and Expenses; Indemnity.  The Grantor agrees to pay all reasonable costs and expenses of the Secured Parties, in connection with the enforcement of any rights or interests under, this Security Agreement and the sale or collection of, or other realization upon, any of the Collateral, including all reasonable expenses of taking, collecting, holding, sorting, handling, preparing for sale, selling or the like and other such expenses of sales and collections of the Collateral.  Grantor agrees to indemnify the Secured Parties from and against any and all claims, losses and liabilities in any way relating to, growing out of or resulting from this Security Agreement and the transactions contemplated hereby (including, without limitation, enforcement of this Security Agreement), except to the extent such claims, losses or liabilities result solely from the Secured Parties’ gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.  The obligations of Grantor in this Section 13 shall survive the termination of this Security Agreement and the discharge of Grantor’s other obligations under this Security Agreement or the Purchase Documents.

SECTION 14.                                Binding Effect.  This Security Agreement shall be binding upon, inure to the benefit of and be enforceable by the Grantor, the Collateral Agent and the Purchasers and their respective successors and assigns.

SECTION 15.                                Governing Law. This Security Agreement shall be governed by and construed under the laws of the State of Florida without regard to its principles of conflict of laws.

SECTION 16.                                Entire Agreement; Amendment.  This Security Agreement and the Purchase Documents contains the entire agreement of the parties with respect to the subject matter hereof and shall not be amended except by the written agreement of the Grantor and the Collateral Agent.

SECTION 17.                                Severability. Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 18.                                Counterparts.  This Security Agreement may be executed by one or more of the parties to this Security Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

SECTION 19.                                Termination.  Upon the payment and performance in full of all Obligations, this Security Agreement shall terminate (except with respect to Section 13 hereof) and the Secured Parties shall promptly, at the cost of the Grantor, execute and deliver to the Grantor such documents and instruments reasonably requested by the Grantor as shall be necessary to evidence termination of all security interests given by the Grantor to the Secured Parties hereunder.

SECTION 20.                                Collateral Agent May Perform.  If Grantor fails to perform any agreement contained herein, following notice to Grantor, Collateral Agent may itself perform, or cause performance of, such agreement, and the expenses of Collateral Agent incurred in connection therewith shall be payable by Grantor.

SECTION 21.                                Standard of Care.  The powers conferred on Secured Parties hereunder are solely to protect their interest in the Collateral and shall not impose any duty upon them to exercise any such powers.  Except for the exercise of reasonable care in custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Secured Parties shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.  Secured Parties shall be deemed to have exercised reasonable care in custody and preservation of Collateral in their possession if such Collateral in accorded treatment substantially equal to that which Secured Parties accords its own property.

SECTION 22.                                Further Assurances.  Grantor agrees that from time to time, at the expense of Grantor, Grantor will promptly execute and deliver all further instruments and documents and take all further action, that may be necessary or desirable, or that Secured Parties may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Secured Parties to exercise and enforce their rights and remedies hereunder with respect to any Collateral.

IN WITNESS WHEREOF, the parties hereto have duly executed this Security Agreement, as of the date first above written.

GRANTOR:

BIOZONE PHARMACEUTICALS, INC.

By:
Name:
Title:

COLLATERAL AGENT:

By:
Name:
Title:

EXHIBIT A

COLLATERAL DESCRIPTION

GRANTOR:                                           BIOZONE PHARMACEUTICALS, INC., a Nevada corporation

COLLATERAL AGENT:                     OPKO HEALTH, INC.

The Collateral consists of all rights, title and interest in and to the following assets of the Grantor:

1.   All accounts including, without limitation, all present and future rights of debtor to payment for goods sold or leased or for services rendered, which are not evidenced by instruments or chattel paper, and whether or not earned by performance and all rights to payment arising out of the use of a credit or charge card and all information contained on or for use with any such card and all records and evidences of credit card transactions (the “Accounts”);

2.   All present and future contract rights, general intangibles (including, but not limited to, tax and duty refunds, goodwill, processes, drawings, blueprints, customer lists, licenses, whether as licensor or licensee, choses in action and other claims and existing and future leasehold interests in equipment, real estate and fixtures), chattel paper, documents, instruments, securities and other investment property, letters of credit, letter of credit rights, commercial tort claims, payment intangibles, software, supporting obligations, bankers’ acceptances and guaranties;

3.   All present and future monies, securities, credit balances, deposits, deposit accounts and other property of debtor now or hereafter held or received by or in transit to the secured parties or their affiliates or at any other depository or other institution from or for the account of debtor, whether for safekeeping, pledge, custody, transmission, collection or otherwise, and all present and future liens, security interests, rights, remedies, title and interest in, to and in respect of accounts and other collateral, including, without limitation, (i) rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and credit and other insurance related to the collateral, (ii) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor or Collateral Agent, (iii) goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, accounts or other collateral, including, without limitation, returned, repossessed and reclaimed goods, and (iv) deposits by and property of account debtors or other persons securing the obligations of account debtors;

4.   All of Grantor’s now owned and hereafter existing or acquired raw materials, work in process, finished goods and all other inventory of whatsoever kind or nature, wherever located (“Inventory”);

5.   All of Grantor’s now owned and hereafter acquired equipment, machinery, computers and computer hardware and software (whether owned or licensed), vehicles, tools, furniture, fixtures, all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located (“Equipment”);

6.   All of Grantor’s now owned and hereafter existing or acquired securities, financial assets, securities accounts, securities entitlements and all other investment property of whatsoever kind or nature, wherever located, including, without limitation, securities issued by any subsidiary of debtor (“Investment Property”);

7.   All Intellectual Property, including, without limitation, the Intellectual Property listed on Schedule 1;

8.   All securities (including, without limitation, the Pledged Equity);

9.   All of Grantor’s present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the collateral or any account debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of debtor with respect to the foregoing maintained with or by any other person) (“Records”); and

10.   All rights, claims and interests in any of the foregoing, and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products and proceeds of the foregoing, in any form, including, without limitation, insurance proceeds and any claims against third parties for loss or damage to or destruction of any or all of the foregoing.

SCHEDULE 1

INTELLECTUAL PROPERTY
List of BZL Patents & Patent Applications

Notes:

•	Issued patents are listed by both application number and patent number. Cases still pending are listed by application number.
•	Column 4 in Tables 1 and 2 lists the country or regional patent office for each patent or application.
•
Column 5 in Tables 1 and 2 indicate if the claimed technology is related to QuSomes (Q), Pure-PEG (P) or other areas (O).  Some patents and applications fall into more than one category.  In some cases, the categorization is ambiguous.

Table 1:  BIOZ patents and applications

	Application	Patent info	Country	Technology
BIOZ 0101 BioZone Laboratories, Inc. Brian Keller
BIOZ-001 “Self Forming, Thermodynamically Stable Liposomes and Their Applications”	09/745,292 Dec 20, 2000	6,610,322 Aug 26, 2003	US	Q
BIOZ-001 EP “Self Forming, Thermodynamically Stable Liposomes and Their Applications”	App 01992326 WO0249617	EP 1343475 29 April 09	IR, GB, FR, DE, CH	Q
BIOZ-002 “Self Forming, Thermodynamically Stable Liposomes and Their Applications” CON of BIOZ-001	10/262,284 Sep 30, 2002	6,958,160 Oct 25, 2005	US	Q
BIOZ-004 “Self Forming, Thermodynamically Stable Liposomes and Their Applications” CON of BIOZ-001, BIOZ-002	11/178,001 Jul 8, 2005	7,150,883 Dec 19, 2006	US	Q
BIOZ-005P “Nanotechnology for spilled oil encapsulation, remediation, and recovery”	60/840,789 Aug 28, 2006		US	Q

BIOZ-006 “Self Forming, Thermodynamically Stable Liposomes and Their Applications” CON of BIOZ-001, BIOZ-002, BIOZ-004	11/588,068 Filed 10/24/2006	7,718,190 May 18, 2010	US	Q
BIOZ-009 “Self Forming, Thermodynamically Stable Liposomes and Their Applications”	12/661,987 filed Mar 27, 2010		US	Q

Table 2: EQUA patents and applications

(1) X-conazoles plus Qusomes
EQUA-001 (regular application) “Enhanced Delivery of Antifungal Agents”	12/006,820 Filed Jan. 4, 2008	US	Q
EQUA-001 PCT “Enhanced Delivery of Antifungal Agents”	PCT/US2009/000003 Filed Jan 2, 2009	PCT	Q
EQUA-001 JP	2010-541549	JP	Q
EQUA-001 EP	09701160.5 effective date: Jan 2, 2009	EPO	Q
EQUA-003 (P) “Enhanced Delivery of Antifungal Agents”	61/128,011 Filed May 16, 2008	US	Q
EQUA-012 (R)	12/454,387 filed May 15, 2009	US	Q

(2) Linkers		US	Q, O
EQUA-002P “PEG-lipid conjugates for liposomes and drug delivery”	61/131,674 Filed June 11, 2008
EQUA-004P “PEG-lipid conjugates for liposomes and drug delivery”	61/135,515 Filed July 21, 2008	US	Q, O
EQUA-015R “PEG-lipid conjugates for liposomes and drug delivery”	12/456,046 filed June 10, 2009	US	Q, O

(3) New Chemical Entities (equaconazoles)
EQUA-005P “Novel Triazole Antifungal Agents”	61/191,339 Filed Sept 8, 2008	US	O
EQUA-006 (P) “Novel Triazole Antifungal Agents”	61/199,821 Filed Nov. 20, 2008	US	O
EQUA-007R “Triazole Antifungal Agents”	12/584,486 filed Sept 5, 2009	US	O
EQUA-007 PCT “Triazole Antifungal Agents”	PCT/US2009/005012 filed Sept. 5, 2009
EQUA-007 CA		CA	O
EQUA-007 CN (China)	Natl. App. # 200980144689.2	CN	O
EQUA-007 EP	EP 09811850.8 Kemp ref: N.113302 JHS/nw Pub (patent) no 2343980	EP	O
EQUA-007 IN	2453/DELNP/2001	IN	O
EQUA-007 JP	2011-526053	JP	O
EQUA-007 MX		MX	O

(4) Solubility Enhancers (non-QuSomes)
EQUA-008 “PEG-lipid conjugates for increasing the solubility of drug compounds”	Filed Jan 23, 2009 61/205,840	US	Q
EQUA-020R “PEG-lipid conjugates for increasing the solubility of drug compounds”	12/657,611 filed Jan 22, 2010	US	Q
EQUA-020 PCT “PEG-lipid conjugates for increasing the solubility of drug compounds”	PCT/US2010/000165 filed Jan 22, 2010
EQUA-020 BR		BR	Q
EQUA-020 CO		CO	Q

EQUA-020 EP	10733728.9	EP	Q
EQUA-020-JP		JP	Q

(5) Drug-lipid conjugates (amide-linked drugs)
EQUA-009	61/210,380 Filed Mar 18, 2009	US	O
EQUA-010P	61/217,404 filed May 29, 2009	US	O
EQUA-021R	12/661,465 filed Mar 17, 2010	US	O

(6) Polymer-lipid protein conjugates
EQUA-011	61/212,825 Filed April 16, 2009	US	O
EQUA-023R	12/799,006 filed April 15, 2010	US	O

(7) Pure PEG-Lipid Conjugates
EQUA-013	61/217,627 Filed June 2, 2009	US	P, Q
EQUA-017P	61/284,065 filed December 12, 2009	US	P, Q
EQUA-024R	12/802,197 filed June 1, 2010	US	P, Q
EQUA-024 PCT	PCT/US2010/001590 filed June 1, 2010
EQUA-024 AP (ARIPO-Africa) 18 states		AP	P, Q
EQUA-024 AU (Australia)	App No 2010257181	AU	P, Q
EQUA-024 BR		BR	P, Q
EQUA-024 CA (Canada)		CA	P, Q
EQUA-024 CL (Chile)		CL	P, Q
EQUA-024 CN (China)	201080030371.4	CN	P, Q
EQUA-024 CO (Colombia)		CO	P, Q

EQUA-024 EG		EG	P, Q
EQUA-024 EA (Eurasia)		EA	P, Q
EQUA-024 EP (34 states)	EP #10783699.1	EP	P, Q
EQUA-024 IN (India)	10321/DELNP/2011	IN	P, Q
EQUA-024 IS (Israel)		IS	P, Q
EQUA-024 JP Goichi Takahishi Kita-Aoyama Intl Patent Bureau P011455		JP	P, Q
EQUA-024 MY	PI 2011005803	MY	P, Q
EQUA-024 MX		MX	P, Q
EQUA-024 ZA (South Africa)	2011/09366	ZA	P, Q
EQUA-024 KR (South Korea)	10-2011-7031713	KR	P, Q

(8) Cyclosporin formulation

EQUA-016P	61/273,656 Filed August 5, 2009	US	P, Q
EQUA-025R	12/802,200 filed June 1, 2010	US	P, Q

(9) Rapamycin

EQUA-018P	61/276,953 Filed Sept 19, 2009	US	Q
EQUA-027R "Method of treatment with Rapamycin"	12/924,038 Filed Sept 18, 2010	US	Q
EQUA-027 PCT "Pharmaceutical compositions of Rapamycin"	PCT/US2010/002547 Filed Sept 18, 2010	PCT	Q

(10) Pure PEG-AA-lipid conjugates

EQUA-022P “Amino Acid Linked PEG-Lipid Conjugates”	61/343,396 filed April 28, 2010	US	P
EQUA-026R	13/066,959 Filed April 28, 2011	US	P
EQUA-026 PCT	PCT/US2011/000745 Filed April 28, 2011	PCT	P

Table 3: Other

Number	Notes	Title	Inventor	Filing date	Issue date

6,495,596	Inflacin; Jeff Smith	Compounds and methods for inhibition of phospholipase A2 and cyclooxygenase-2	Keller; Brian	June 7, 2001	December 17, 2002
6,998,421	Inflacin; Jeff Smith	Compounds and methods for inhibition of phospholipase A.sub.2 and cyclooxygenase - 2	Keller; Brian	August 26, 2002	February 14, 2006

SCHEDULE 2

PLEDGED EQUITY

Biozone Laboratories, Inc. (100%)
Equalan LLC (100%)
Equachem LLC (100%)
Baker Cummins Corp. (100%)
BetaZone Pharmaceuticals, LLC (45% interest)